HUBCO, INC. [LOGO]

                                                               SUBSCRIPTION FORM


                                    DEADLINE

     THIS SUBSCRIPTION FORM, PROPERLY EXECUTED AND WITH FULL PAYMENT MUST BE RECEIVED BY 5:00 P.M NEW JERSEY TIME ON ______, 1994, (UNLESS EXTENDED), AND WILL BE DEEMED RECEIVED UPON THE DATE AND THE TIME OF DELIVERY OF THE SUBSCRIPTION FORM. Please submit your subscription form using the enclosed postage-paid envelope or by hand delivering to a Statewide Savings Bank office. Statewide is not required to accept copies of this subscription form.

     PLEASE  CAREFULLY  READ  AND  COMPLETE  THE  FOLLOWING   SECTIONS  OF  THIS
SUBSCRIPTION  FORM. IF YOU HAVE QUESTIONS,  CALL THE STOCK INFORMATION CENTER AT
(201) 795-7689.

                             PURCHASER INFORMATION
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/_/  Check  here  if you  are  purchasing  in  the  SUBSCRIPTION  OFFERING  as a
     Statewide Savings Bank Eligible Subscriber (certain depositors of Statewide at December 31, 1992, and certain depositors and the borrowers of Statewide at December 17, 1993), as defined in the Prospectus.

/_/ If you were a depositor of Statewide at December 31, 1992, list the deposit accounts in which you had an ownership interest. Failure to list your accounts may result in loss of your purchase priority in the Subscription Offering. Attach a list if more space is needed.

     Name(s) on account                              Account Number
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     Name(s) on account                              Account Number
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     Name(s) on account                              Account Number
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/_/  Check  here  if  you  are  purchasing  in  the  STOCKHOLDER  OFFERING  as a stockholder of record of HUBCO, Inc. at December 31, 1993.

/_/ Check here if you are purchasing in the COMMUNITY OFFERING as a member of the general public, including a Community Resident, as defined in the Prospectus.
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                           COMMON STOCK SUBSCRIPTION
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     Enter  the  dollar  amount  of HUBCO  common  stock  for  which you wish to subscribe. $______________

     The minimum purchase in the Subscription Offering is 25 shares (please place your subscription for no less than $450. For other subscribers, the minimum is 100 shares (please place your subscription for no less than $1,800 in the Stockholder Offering and $2,300 in the Community Offering). The maximum purchase in the Stock Offering (the Subscription, Stockholder and Community Offerings and any underwritten public offering) is 5% of the shares issued in the Merger Conversion, however, this limit may be decreased, as described in the Prospectus. Please do not subscribe for in excess of $2,012,500.
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                      PURCHASE PRICE AND NUMBER OF SHARES

     Each subscriber will receive as many whole shares of common stock as are permitted to be purchased with the amount of funds submitted. At the conclusion of the Merger Conversion, any applicable refund (or release of funds designated for withdrawal from deposit accounts) will be made. Purchasers of common stock in the Stock Offering will be notified of the applicable purchase price.

     The purchase price per share in the Subscription Offering and the Stockholder Offering will be the lesser of (i) 95% of the price per share in the Community Offering or (ii) a fixed price of $18 (such fixed price is subject to adjustment upon the occurrence of certain capital changes of HUBCO).

     If there is no underwritten public offering as part of the Stock Offering, the price per share in the Community Offering will be the average of the closing prices of HUBCO common stock as reported on the NASDAQ National Market System for the ten trading days preceding the day before the consummation of the Merger Conversion. If, however there is a public offering, the price per share in the Community Offering will be the same as that in the public offering, which will be determined by negotiation between HUBCO and the underwriters based on, among other factors, the market price of the common stock immediately prior to commencement of the public offering.

     PLEASE REFER TO THE PROSPECTUS FOR A DESCRIPTION OF PURCHASE LIMITATIONS AND PROCEDURES FOR ALLOCATION OF SHARES IN THE EVENT OF OVERSUBSCRIPTION.


                                    PAYMENT

Check the appropriate box(es). You may pay by check or money order and/or authorize withdrawal from your Statewide deposit accounts, including passbook and certificate accounts. PLEASE MAKE CHECKS AND MONEY ORDERS PAYABLE TO STATEWIDE SAVINGS BANK. Funds received will earn interest at Statewide's passbook rate until the conclusion of the Merger Conversion. If paying by withdrawal, please list the appropriate Statewide account number(s); those designated funds will continue to earn interest at the contractual rate, but cannot be withdrawn by you. THE EARLY WITHDRAWAL PENALTY WILL BE WAIVED ON WITHDRAWALS FROM CERTIFICATE ACCOUNTS.
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/_/  Enclosed is a check or money order made payable to  STATEWIDE  SAVINGS BANK for $__________.

/_/ I authorize withdrawal from the following STATEWIDE SAVINGS BANK deposit account(s):

Account Number(s)                               Amount

                                                $
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                                                $
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                                                $
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Total Withdrawal (NO EARLY WITHDRAWAL PENALTY)  $
                                                 =================
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                               STOCK REGISTRATION

Print the name(s) in which you want the HUBCO common stock registered.

The subscription rights granted to Eligible Subscribers in the Subscription Offering are nontransferable--IF YOU ARE AN ELIGIBLE SUBSCRIBER, AS DEFINED IN THE PROSPECTUS, YOU MUST REGISTER THE STOCK IN THE NAME OF AN ACCOUNT HOLDER OR BORROWER, IN ORDER TO PROTECT YOUR PURCHASE PRIORITY IN THE SUBSCRIPTION
OFFERING. PLEASE REFER TO THE PROSPECTUS FOR A DESCRIPTION OF PURCHASE PRIORITIES AND PROCEDURES FOR ALLOCATION OF SHARES.

If you are a stockholder of HUBCO as of December 31, 1993, in order to protect your purchase priority in the Stockholder Offering, at least one of the names in which you register the stock must be the name of the stockholder, as it appears on the top of this subscription form.

Enter the Social Security Number (or Tax Identification Number) of a registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included. See the reverse side of this form for registration guidelines.
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     Name

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     Name

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     Address

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     City                                    County

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     State                                   Zip Code

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     Social Security # or Tax ID #


/_/  Individual         /_/  Joint Tenants     /_/  Tenants in Common
/_/  Uniform Transfer to Minors                /_/  Other ______________________
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                                NASD AFFILIATION

Please refer to the National Association of Securities Dealers, Inc. ("NASD") Affiliation section and check the box, if applicable. The NASD Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.
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/_/  Check  here and  initial  below if you are a member of the NASD or a person associated with a NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance; and (ii) to report this purchase in writing to the applicable NASD member I am associated with within one day of payment for the stock. (Initials)________
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                             TELEPHONE INFORMATION

Please enter both a daytime and evening telephone number where you may be reached in the event we cannot execute your order as given. Please include your area code.
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Daytime Phone (___)_______________________
Evening Phone (___)_______________________
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                                ACKNOWLEDGEMENT

     Sign and date the subscription form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion, as described in the Prospectus. No person may enter into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Statewide and HUBCO will pursue legal and equitable remedies in the event they become aware of such transfer and will not honor orders known by them to involve such transfer.

THE SHARES OF COMMON STOCK OFFERED ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
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I (we)  acknowledge  receipt of the Prospectus  dated ________,  and I (we) have read the terms and conditions  described therein (including the section entitled
"Investment   Considerations").   I  (we)  understand  that,  after  receipt  by
Statewide, this order may not be modified or withdrawn without the consent of Statewide and HUBCO. I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion, as described in the Prospectus. I (we) hereby certify that the shares which are being subscribed for are for my (our) own account only.

I (we) acknowledge that the common stock being ordered is not a deposit or savings account, is not federally-insured and is not guaranteed by Statewide, HUBCO, the FDIC or any state or federal government agency.

Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct, and (2) I (we) am (are) not subject to backup withholding.

Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

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     Signature                                                  Date


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     Additional Signature (if required)                         Date


THIS   SUBSCRIPTION   FORM  NOT  VALID  UNLESS  SIGNED.   PLEASE  READ  DELIVERY
INSTRUCTIONS UNDER 'DEADLINE' ABOVE.





           For assistance, please call the Stock Information Center:
        (201) 795-7689 -- 9:00 a.m. to 4:30 p.m., Monday through Friday.

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                        GUIDELINES FOR REGISTERING STOCK


     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your HUBCO, Inc. Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

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INDIVIDUAL:    Avoid the use of two  initials.  Include  the first  given  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.
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JOINT:         Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

               JOINT TENANTS-Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN  COMMON-Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one  co-tenant,  ownership of the stock will be held by the  surviving  co-tenant(s)  and by the heirs of the deceased co-tenant.  All  parties  must agree to the  transfer  or sale of shares held in this form of ownership.
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UNIFORM        Stock may be held in the name of a  custodian  for a minor  under
TRANSFER TO    the Uniform  Transfers to Minors laws of the  individual  states.
MINORS:        There may be only one  custodian  and one minor  designated  on a stock  certificate.  The  standard  abbreviation  of custodian is
               "CUST," while the description  "Uniform  Transfers to Minors Act"
               is abbreviated  "UNIF TRAN MIN ACT." Standard U.S. Postal Service
               state  abbreviations  should be used to describe the  appropriate state. For example, stock held by John P. Jones under the Uniform
               Transfers to Minors Act will be abbreviated:
                               JOHN P. JONES CUST SUSAN A. JONES
                               UNIF TRAN MIN ACT NJ
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FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:

               1.   The name(s) of the fiduciary:
                    o If an individual, list the first given name, middle
                      initial, and last name.
                    o If a corporation, list the corporate title
                    o If an individual and a corporation, list the corporation's title  before the individual.

               2.   The fiduciary capacity:
                    o Administrator
                    o Conservator
                    o Committee
                    o Executor
                    o Trustee
                    o Personal Representative
                    o Custodian

               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

               5.   Either of the following:

                            The name of the maker, donor or testator
                                       or
                            The name of the beneficiary
                            Example of Fiduciary Ownership:
                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                UNDER AGREEMENT DATED 6/9/74